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                                                                     EXHIBIT 5.1

                   [Letterhead of Winstead Sechrest & Minick]


                                November 2, 2001

Board of Directors
HORNBECK-LEEVAC Marine Services, Inc.
414 North Causeway Boulevard
Mandeville, Louisiana 70448

Gentlemen:

     We have acted as counsel to HORNBECK-LEEVAC Marine Services, Inc. (the "Company") and certain of its subsidiaries in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) $175 million aggregate principal amount of 10 5/8% Series B Senior Notes due 2008 of the Company (the "Exchange Notes") to be offered and issued by the Company under an Indenture dated as of July 24, 2001 by and among the Company and Wells Fargo Bank Minnesota, National Association, as Trustee and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors of the Exchange Notes (the "Subsidiary Guarantors").

     We have examined the Indenture, the global note issued under the Indenture and such statutes, corporate records and documents of the Company and of the Subsidiary Guarantors, certificates of corporate officials of the Company and each of the Subsidiary Guarantors and of public officials and such other instruments and documents as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

     Based upon the foregoing and subject to the qualifications, assumptions and other statements set forth herein, we are of the opinion that (i) upon issuance thereof in the manner described in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (ii) the Guarantees of each of the Subsidiary Guarantors will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Company and each Subsidiary Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

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Board of Directors
HORNBECK-LEEVAC Marine Services, Inc.
November 2, 2001
Page 2

     The opinion expressed above assumes that the Exchange Notes issued under the Indenture have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon exchange for the 10 5/8% Series A Senior Notes due 2008 as provided for therein.

     Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the State of Texas and the United States and the Delaware General Corporation Law, and to case decisions reported as of this date under such laws, and to facts known to us on this date, and we do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter. We have relied as to matters of Louisiana law on the opinion of Burke & Mayer, A Professional Law Corporation, which opinion is also filed as an exhibit to the Registration Statement. We also authorize Burke & Mayer, A Professional Law Corporation, to rely on this opinion for the purposes of rendering its opinion.

     The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion letter is intended solely for your benefit.

     We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ WINSTEAD SECHREST & MINICK P.C.

                                       WINSTEAD SECHREST & MINICK P.C.